      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 19, 1994
                                                             REGISTRATION NO.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                               ----------------

                           ALCO STANDARD CORPORATION

                  OHIO                                 23-0334400
    (STATE OR OTHER JURISDICTION OF       (I.R.S. EMPLOYER IDENTIFICATION NO.)
     INCORPORATION OR ORGANIZATION)

                                  P.O. BOX 834
                        VALLEY FORGE, PENNSYLVANIA 19482
                                 (215) 296-8000

                           J. KENNETH CRONEY, ESQUIRE
                           ALCO STANDARD CORPORATION
                       VICE PRESIDENT AND GENERAL COUNSEL
                                  P.O. BOX 834
                        VALLEY FORGE, PENNSYLVANIA 19482
                                 (610) 296-8000

                                   COPIES TO:
                            RHONDA R. COHEN, ESQUIRE
                       BALLARD SPAHR ANDREWS & INGERSOLL
                         51ST FLOOR, 1735 MARKET STREET
                          PHILADELPHIA, PA 19103-7599

                               ----------------

  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the Registration Statement becomes effective.

                               ----------------

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following. [X]

                        CALCULATION OF REGISTRATION FEE
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                                         PROPOSED
                                           PROPOSED       MAXIMUM
                               AMOUNT       MAXIMUM      AGGREGATE   AMOUNT OF
  TITLES OF EACH CLASS OF      TO BE       OFFERING      OFFERING   REGISTRATION
SECURITIES TO BE REGISTERED  REGISTERED PRICE PER UNIT*   PRICE*        FEE
- --------------------------------------------------------------------------------
Common Stock, no par
 value....................    496,090       $53.75      $26,664,837    $9,195

- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
*Estimated solely for the purpose of determining the registration fee, pursuant to Rule 457(c).

                               ----------------

  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.


- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

PROSPECTUS

                                 496,090 SHARES

                           ALCO STANDARD CORPORATION

                                  COMMON STOCK

                                 (NO PAR VALUE)

                                ---------------

  The shares being offered hereby are presently outstanding and are being offered for the account of certain present or future shareholders of Alco Standard Corporation ("Alco") who are named herein under "Selling
Shareholders." Alco will not receive any of the proceeds from the sale of these shares.

  The common stock of Alco is listed on the New York Stock Exchange, Midwest Stock Exchange and Philadelphia Stock Exchange. On May 12, 1994, the last sale price on the New York Stock Exchange was $54.50.

  This Prospectus is to be used in connection with the sale from time to time by the Selling Shareholders of the common stock. The price at which any of the shares of common stock may be sold, and the commissions, if any, paid in connection with any sale, are unknown and may vary from transaction to transaction.

  The expenses of the registration under the Securities Act of 1933 of the shares being offered hereby are estimated to be approximately $37,195 and will be paid by Alco.

                                ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                ---------------

                  THE DATE OF THIS PROSPECTUS IS MAY 19, 1994.

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE SELLING SHAREHOLDERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF ANY OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY IN ANY JURISDICTION TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER IN SUCH JURISDICTION.

                             AVAILABLE INFORMATION

  Alco is subject to the informational requirements of the Securities Exchange Act of 1934 (the "1934 Act") and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by Alco with the Commission can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20547 and at the following Regional Offices of the Commission: New York Regional Office, Room 1228, 75 Park Place, New York, New York 10007; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material can also be obtained from the Public Reference Section of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. Such material can also be inspected at the New York, Philadelphia, and Midwest Stock Exchanges on which Alco's common stock is listed.

  Alco has filed with the Commission a Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933 with respect to the securities to which this Prospectus relates. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information with respect to Alco and such securities, reference is made to the Registration Statement. Statements contained in this Prospectus as to the contents of any contract or any other document filed, or incorporated by reference, as an exhibit to the Registration Statement, are qualified in all respects by such reference.

                      DOCUMENTS INCORPORATED BY REFERENCE

  Alco's annual report on Form 10-K for the fiscal year ended September 30, 1993 (as amended by its Form 10-K/A filed on May 5, 1994), and Alco's Quarterly Reports on Form 10-Q for the fiscal quarter ended December 31, 1993 (as amended by its Form 10-Q/A filed on May 5, 1994) and the fiscal quarter ended March 31, 1994 are incorporated herein by reference.

  The description of Alco's common stock contained in a registration statement filed under the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description, is incorporated herein by reference. Alco's registration statement on Form 8-A, relating to Alco's preferred share purchase rights, is also incorporated herein by reference.

  All documents filed by Alco pursuant to Sections 13(a), 13(c), 14, or 15(d) of the 1934 Act subsequent to the date of this Prospectus and prior to the termination of the offering of the common stock shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. This Prospectus does not contain all information set forth in the Registration Statement and Exhibits thereto which Alco has filed with the Commission and to which reference is made hereby.

  Alco will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, on the written or oral request of any such person, a copy of any or all of the documents referred to above which have been incorporated in this Prospectus by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to: Corporate Communications Department, Alco Standard Corporation, P.O. Box 834, Valley Forge, Pennsylvania 19482 (telephone number: (610) 296-8000).

                                  THE COMPANY

  Alco Standard Corporation ("Alco") markets and distributes office equipment and paper through two business segments. Alco Office Products ("AOP") and Unisource Worldwide, Inc. ("Unisource"). The address of Alco's principal executive offices is P.O. Box 834, Valley Forge, Pennsylvania 19482, telephone number (610) 296-8000.

  Alco Office Products ("AOP") is the largest independent copier distribution network in North America and also has operations in Europe. AOP sells, rents and leases copiers, fax machines and other automated office equipment. AOP also provides equipment services and supplies, reprographic facilities management and specialized document copying services. Through its captive leasing company, AOP finances equipment leases for customers of AOP companies throughout the United States.

  Unisource is the largest distributor of printing paper in North America, with facilities in every major metropolitan market in the United States and Canada. Unisource sells quality printing papers for commercial use and also markets and distributes paper for office and reprographic use. In addition, Unisource is a leading distributor of industrial products, including paper and plastic packaging supply items for food retailers and food processors, commercial sanitary and maintenance products and industrial packaging equipment, closure systems and supplies.

  Alco is managed as the "The Corporate Partnership." Under this entrepreneurial philosophy, field executives maintain a high degree of operating autonomy over issues that affect the Company's ability to serve customers, while financial and administrative support are provided on a centralized basis.

                              SELLING SHAREHOLDERS

  A total of 496,090 shares are registered for offering by the Selling Shareholders who have received Alco common stock as consideration for Alco's acquisition of privately held office products businesses. Except with respect to their ownership of these businesses prior to acquisition by Alco, none of the Selling Shareholders has had a material relationship with Alco within the past three years.

  On May 19, 1994, the Selling Shareholders owned a total of 496,090 shares of Alco common stock as set forth below:

                                                                        NUMBER
     SELLING SHAREHOLDER                                               OF SHARES
     -------------------                                              ----------
     Bruce E. Losty..................................................   14,343
     Lynn R. Nichols.................................................   19,125
     Melvin R. Lindell...............................................   19,125
     J. Carroll Hortman..............................................  252,526
     J. George Mamoulides............................................   21,198
     Cecil M. Massengill.............................................   15,083
     Eric T. Gibbs...................................................    3,646
     Nicholas S. Maher...............................................   20,028
     Gordon A. Traver................................................   20,028
     Peter A. Welch..................................................    4,247
     Dale G. Rowell..................................................      792
     Winifred E. Pinksten............................................  105,949

                    PLAN OF DISTRIBUTION AND OFFERING PRICE

  Alco's common stock is currently traded on the New York Stock Exchange, Midwest Stock Exchange, and Philadelphia Stock Exchange. The public offering price for any shares of common stock that are sold will be determined by the price indicated on the Composite Tape of the New York Stock Exchange at the time such sale occurs, or at such price as shall be determined through private negotiations between the buyer and the Selling Shareholder(s), or their respective agents.

                DESCRIPTION OF COMMON STOCK AND PREFERRED STOCK

  Alco is currently authorized to issue 75,000,000 shares of common stock and 2,138,539 shares of serial preferred stock. Both classes are without par value. The common stock is subject to the express terms of the serial preferred stock. Two series of serial preferred stock are outstanding, and additional series may be authorized by the board of directors.

DIVIDEND RIGHTS

  COMMON STOCK. Dividends and other distributions of assets may be made with respect to the common stock from time to time by the board of directors within the limits and from the sources permitted by law after payment or provision for payment of all accrued and unpaid dividends (which are cumulative) on the serial preferred stock, so long as there is no default in any sinking fund provisions for the serial preferred stock. Certain loan agreements limit the amount of retained earnings from which Alco may pay dividends, repurchase its shares or take certain other actions. At December 31, 1993, such amount was approximately $418 million.

  PREFERRED STOCK. The serial preferred stock is entitled to payment of annual per share dividends as follows: Series 2, $5.00; and Series AA, $237.50 ($2.375 per Depositary Share) through January 1, 1996 and $325.00 ($3.25 per Depositary Share) thereafter.

  So long as any shares of serial preferred stock are outstanding, The Company may not (a) declare or pay any dividends (other than dividends payable in common stock or other shares of Alco ranking junior to the serial preferred stock) to holders of common stock or shares of Alco of any other class ranking on a parity with or junior to the serial preferred stock, or (b) make any distributions of assets (directly or indirectly, by purchase, redemption or otherwise) to the holders of common stock or shares of Alco of any other class ranking on a parity with or junior to the serial preferred stock (except in the case of shares purchases in compromise of claims, or to prevent loss on doubtful debts and except in the case of shares purchases out of the proceeds of the sale of common stock or other shares ranking junior to the serial preferred stock received by Alco, subsequent to January 1, 1968):

    (a) Unless all accrued and unpaid dividends on shares of serial preferred stock, including the full dividends for the ten quarterly dividend period, shall have been paid or declared and funds sufficient for payment thereof set apart; and

    (b) Unless there shall be no arrearages with respect to redemption of shares of serial preferred stock from any sinking fund provided therefor.

  No dividends may be paid upon or declared or set apart for any of the serial preferred stock for any quarterly dividend period unless at the same time a like proportionate dividend for the same quarterly dividend period, ratably in proportion to the respective annual dividend rates fixed therefor, shall be paid upon or declared or set apart for all serial preferred stock of all series then issued and outstanding and entitled to receive such dividend.

PREEMPTIVE RIGHTS

  COMMON STOCK. The holders of common stock do not have any preemptive right to purchase or have offered to them for purchase any shares or other securities of Alco.

  PREFERRED STOCK. The only preemptive right of holders of serial preferred stock is to participate in certain distributions, if any were to be made by Alco, to holders of common stock of options or rights to acquire common stock, or of evidences of Alco debt or assets (other than cash).

COMMON STOCK PURCHASE RIGHTS

  In February 1988, Alco declared and paid a dividend distribution of one right for each outstanding share of common stock. The Rights become exercisable ten days (or such later date, not beyond thirty days, as is fixed by the Board of Directors) after the earlier of: (a) public announcement that an individual or group has acquired or obtained the right to acquire 20% or more of Alco's common stock or (b) an individual or group commences or announces an intention to commence a tender or exchange offer that could result in the acquisition of 30% or more of such securities (the "Separation Date"). When exercisable, each Right entitles the holder to purchase one one-hundredth of a share of Alco's Series 12 preferred stock for $75 (the "Exercise Price"), subject to adjustment. Further, if any person or group owning 20% or more of Alco's outstanding common stock (a) engages in certain self-dealing practices with Alco, or (b) causes Alco to forgo or reduce quarterly dividends or take an action which would result in a more than 2% increase in the other entity's proportionate share of Alco's outstanding shares; or if any person or group acquires 30% or more of Alco's outstanding stock, each Right would entitle the holder thereof to acquire for the Exercise Price shares of common stock having a market value equal to twice the Right's exercise price.

  If Alco were acquired in a merger or other business combination, or if more than 50% of its earning power or assets were sold in one transaction or a series of transactions, each Right would entitle the holder thereof to purchase shares of the acquiring company's common stock having a market value equal to twice the Right's exercise price. The Rights that are or were held by a person or group owning 20% or more of Alco's outstanding voting securities become void if such person or group engages in an event which entitles holders of the Rights to purchase common stock or common stock of the acquiring company having a market value equal to twice the Right's exercise price.

  The Rights, which expire on February 10, 1998, are non-voting and may be redeemed by Alco at a price of $.05 per Right any time prior to ten days after public announcement that a person has acquired 20% or more of Alco's outstanding voting securities. Until the Separation Date, the Rights are transferable with and only with the common stock.

VOTING RIGHTS

  COMMON STOCK. Subject to certain voting rights of holders of the serial preferred stock to vote in certain circumstances and with respect to certain matters as a class, the holders of the common stock currently have full voting rights upon all matters presented for shareholder action. Shareholders do not have the right to cumulate votes in electing directors.

  PREFERRED STOCK. The holders of serial preferred stock are entitled to one vote per share, and except as otherwise provided by specific provisions of Alco's Articles of Incorporation or by Ohio law, to vote on all matters together with the holders of common stock as one class. The holders of serial preferred stock are not entitled to cumulate votes in electing directors. The Articles of Incorporation of Alco provide that in the event of default in the payment, in whole or in part, of six quarterly dividends on the serial preferred stock, whether or not consecutive, the holders of shares of serial preferred stock will be entitled to elect two directors, to serve in addition to the directors otherwise elected. Such right to elect additional directors is in lieu of the other right of the holders of the serial preferred stock to vote for directors, and will remain in effect until no quarterly dividend is in default. It is also provided that the vote or the written consent of at least two-thirds of the outstanding shares of serial preferred stock voting as a class is necessary to effect (i) any amendment, alteration or repeal of any of the provisions of the Articles of Incorporation or the Code of Regulations of Alco which affects the voting powers, rights or preferences of the holders of the serial preferred stock, (ii) the authorization or issue of any stock, or any security convertible into any stock, ranking prior to the serial preferred stock, (iii) the purchase or redemption of less than all the serial preferred stock then outstanding (except in accordance with a stock purchase offer made to all holders of serial preferred stock) when any dividends or sinking fund obligations on the serial preferred stock are in arrears, or (iv) the sale, lease or conveyance by Alco of all or substantially all of its property or business, its voluntary liquidation or dissolution, or its consolidation with or merger into any other corporation, unless the resulting corporation will have no shares authorized or outstanding ranking prior to or on a parity with the serial preferred stock except the same number with the same rights and preferences as those of Alco authorized and outstanding immediately preceding such consolidation or merger, and unless each holder of serial preferred stock immediately prior thereto receives the same number of shares, with the same rights and preferences, of the resulting corporation. It is further provided that the vote or written consent of two-thirds of the holders of shares of any series is necessary to amend the Articles of Incorporation or Code of Regulations of the Company in such a way as to affect adversely and particularly the preferences, rights, powers or privileges of such series. No such vote or consent is required if provision has been made for the redemption of all of the serial preferred stock or any series thereof. In addition, Alco may create additional classes of stock, increase the authorized number of shares of serial preferred stock or issue series of preferred stock ranking on a parity with the serial preferred stock with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution and winding up without the consent of any holder of serial preferred stock.

REDEMPTION PROVISIONS AND SINKING FUND

  COMMON STOCK. The common stock is not redeemable.

  PREFERRED STOCK. The directors are empowered to determine any redemption rights and price of each series of the serial preferred stock. The outstanding shares of the Series 2 preferred stock are redeemable in whole or in part, at Alco's option, at any time after five years from the date of issue, at the redemption price of $100 per share, plus accrued unpaid dividends. Alco is required to provide a sinking fund for the redemption of the Series 2 preferred stock. Alco has determined to redeem the Series 2 preferred stock in equal annual installments from 1989 through 1995 at the redemption price stated above.

  The Series AA preferred stock and the depositary shares representing such stock are not redeemable prior to January 9, 1996. On and after January 9, 1996 and until January 9, 2000, the Series AA preferred stock will be redeemable, in whole or in part, at the option of Alco, for such number of shares of common stock as are issuable at a conversion rate of 1.1201 shares of common stock for each depositary share, subject to adjustment in certain circumstances. Alco may exercise this option only if or 20 trading days within any period of 30 consecutive trading days, including the last trading day of such 30 trading day period, the closing price of the Common Stock on the New York Stock Exchange ("NYSE") exceeds $58.03, subject to adjustment in certain circumstances. On and after January 9, 2000 the Series AA preferred stock will be redeemable, in whole or in part at the option of Alco, for cash at a redemption price equivalent to $50.00 per depositary share, plus accrued and unpaid dividends. The Series AA preferred stock is not entitled to the benefit of any sinking fund.

CONVERSION RIGHTS

  COMMON STOCK. The common stock is not convertible into any other security.

  PREFERRED STOCK. The directors are empowered to determine whether the shares of any series of the serial preferred stock will be convertible into common stock, and, if so, the conversion price or prices and the other terms or provisions of such rights. Each outstanding share of Series 2 preferred stock is convertible, at the option of the holder, at any time prior to the close of business on the second day preceding the redemption date thereof, into 8.0 shares of common stock. Each outstanding share of Series AA preferred stock is convertible at any time prior to the close of business on the redemption date thereof into 112.01 shares of common stock (1.1201 shares per depositary share). The conversion rights with respect to serial preferred stock are subject to proportionate adjustment if Alco combines or splits the outstanding shares of common stock or pays a dividend in common stock. Shares of common stock issuable upon the exercise of outstanding stock options are similarly subject to proportionate adjustment in such events. Shares of serial preferred stock which have been converted must be retired and may not be reissued.

LIQUIDATION RIGHTS

  COMMON STOCK. The holders of common stock are entitled pro rata to the assets of Alco in the event of voluntary or involuntary liquidation, subject to the rights of creditors and the rights of the holders of the serial preferred stock to receive certain per share amounts plus accrued unpaid dividends.

  PREFERRED STOCK. In the event of voluntary or involuntary liquidation, the holders of preferred stock are entitled to receive the following per share amounts plus accrued unpaid dividends: Series 2, $100; and Series AA, $5,000.00 ($50 per depositary share). At December 31, 1993, the preference upon liquidation of the shares of serial preferred stock then outstanding aggregated $201,504,000. After provision for the liquidation preference of serial preferred stock, at December 31, 1993, the portion of shareholders' equity applicable to common stock was $1,150,000,000. In the opinion of counsel for Alco, there are no restrictions upon the payment of dividends or other distributions out of surplus solely by reason of any excess of the liquidation preference over the carrying value of the serial preferred stock, and there are no remedies available to security holders before or after the payment of any dividend or distribution solely because such dividend may reduce surplus to an amount less than the amount of such excess. The serial preferred stock has priority over the common stock on any liquidation, dissolution or winding up to the extent of the liquidation price plus any accrued unpaid dividends. The directors have authority in establishing any series to determine the liquidation price for each series in the event of any liquidation, dissolution or winding up.

LIABILITY FOR ASSESSMENT

  Outstanding shares of the common and serial preferred stock, including the shares of stock to be sold by the Selling Shareholders hereunder, are fully paid and non-assessable.

                                 LEGAL OPINIONS

  The validity of the issuance of the shares of common stock offered hereby is being passed upon for Alco by Ballard Spahr Andrews & Ingersoll, Philadelphia, Pennsylvania.

                                    EXPERTS

  The consolidated financial statements of Alco Standard Corporation appearing in Alco Standard's Annual Report (Form 10-K) for the year ended September 30, 1993 have been audited by Ernst & Young, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

SEC Filing Fee.......................................................... $ 9,195
Accounting Fees......................................................... $10,000
Legal Fees.............................................................. $ 3,000
Blue Sky Fees and Expenses.............................................. $ 5,000
Miscellaneous........................................................... $10,000
                                                                         -------
    Total............................................................... $37,195
                                                                         =======

  All of the above amounts, except for the SEC filing fee, have been estimated. All such amounts will be paid by Alco.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  The Ohio General Corporation Law provides that a corporation shall indemnify persons who incur certain liabilities or expenses in the successful defense of a suit or a proceeding brought by reason of the fact that such persons are or were directors or officers of the corporation. Pursuant to Ohio law, Alco has adopted, as part of its Code of Regulations, provisions whereby Alco shall indemnify such persons against expenses (including attorneys' fees) reasonably incurred in connection with the successful defense of such actions.

  If unsuccessful in defense of a third-party civil suit or a criminal suit, or if such a suit is settled, such a person shall be indemnified under the Code of Regulations against both (1) expenses (including attorneys' fees) and (2) judgments, fines and amounts paid in settlement if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Alco, and with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful.

  If unsuccessful in defense of a suit brought by or in the right of Alco, or if such suit is settled, such a person shall be indemnified under such law only against expenses (including attorneys' fees) incurred in the defense or settlement of such suit if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of Alco except that if such a person is adjudged to be liable in such a suit for negligence or misconduct in the performance of his duty to Alco, he cannot be indemnified unless specific court approval is obtained.

  Alco has purchased liability insurance policies covering its directors and officers to provide protection where Alco cannot legally indemnify a director or officer and where a claim arises under the Employee Retirement Income Security Act of 1974 against a director or officer based upon an alleged breach of fiduciary duty or other wrongful act.

ITEM 16. EXHIBITS

 (4.0) Form of Certificate for Shares of Common Stock (incorporated herein by reference to Form S-3 of the registrant, Registration Statement No. 33-
       62460, Exhibit (4.2)).
 (4.1) Rights Agreement, dated as of February 10, 1988 between Alco Standard
       Corporation and National City Bank, filed on February 11, 1988 as
       Exhibit 1 to Alco Standard Corporation's Registration Statement on Form
       8-A, is incorporated herein by reference.
   (5) Opinion of Ballard Spahr Andrews & Ingersoll as to the validity of the securities.
  (23) Consent of Ernst & Young, Independent Auditors.

 (23.1) Consent of Ballard Spahr Andrews & Ingersoll (contained in the opinion filed as Exhibit (5) to this Registration Statement).
 (24)   Powers of Attorney.
 (24.1) Certified resolution regarding Powers of Attorney.

ITEM 17. UNDERTAKINGS

  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

    Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Alco pursuant to Section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling persons in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

  THE REGISTRANT. PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL THE REQUIREMENTS FOR FILING ON FORM S-3, AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN VALLEY FORGE, PENNSYLVANIA, ON THE 18TH DAY OF MAY, 1994.

                                          ALCO Standard Corporation


Date: May 18, 1994                        By    /s/ Michael J. Dillon
                                            -----------------------------------
                                              (MICHAEL J. DILLON) (PRINCIPAL
                                                    ACCOUNTING OFFICER)

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                         TITLE                DATE

           *RAY B. MUNDT                Chairman                 May 18, 1994
- -------------------------------------
           (RAY B. MUNDT)

           *JOHN E. STUART              President, Chief         May 18, 1994
- -------------------------------------    Executive Officer
          (JOHN E. STUART)               and Director

        *KURT E. DINKELACKER            Chief Financial          May 18, 1994
- -------------------------------------    Officer
        (KURT E. DINKELACKER)

        /s/ Michael J. Dillon           Controller               May 18, 1994
- -------------------------------------    (Principal
         (MICHAEL J. DILLON)             Accounting Officer)

        *J. MAHLON BUCK, JR.            Director                 May 18, 1994
- -------------------------------------
        (J. MAHLON BUCK, JR.)

        *PAUL J. DARLING, II            Director                 May 18, 1994
- -------------------------------------
        (PAUL J. DARLING, II)

       *WILLIAM F. DRAKE, JR.           Director                 May 18, 1994
- -------------------------------------
       (WILLIAM F. DRAKE, JR.)

          *JAMES J. FORESE              Director                 May 18, 1994
- -------------------------------------
          (JAMES J. FORESE)

              SIGNATURE                         TITLE                DATE

        *FREDERICK S. HAMMER            Director                 May 18, 1994
- -------------------------------------
        (FREDERICK S. HAMMER)

     *BARBARA BARNES HAUPTFUHRER        Director                 May 18, 1994
- -------------------------------------
    (BARBARA BARNES HAUPTFUHRER)

            *DANA G. MEAD               Director                 May 18, 1994
- -------------------------------------
           (DANA G. MEAD)

          *PAUL C. O'NEILL              Director                 May 18, 1994
- -------------------------------------
          (PAUL C. O'NEILL)

          *ROGELIO G. SADA              Director                 May 18, 1994
- -------------------------------------
          (ROGELIO G. SADA)

         *JAMES W. STRATTON             Director                 May 18, 1994
- -------------------------------------
         (JAMES W. STRATTON)

  *BY HIS SIGNATURE SET FORTH BELOW, HUGH G. MOULTON, PURSUANT TO DULY EXECUTED POWERS OF ATTORNEY DULY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, HAS SIGNED THIS REPORT ON BEHALF OF THE PERSONS WHOSE SIGNATURES ARE PRINTED ABOVE, IN THE CAPACITIES SET FORTH OPPOSITE THEIR RESPECTIVE NAMES.

         /s/ Hugh G. Moulton                                     May 18, 1994
- -------------------------------------
          (HUGH G. MOULTON)

                               INDEX TO EXHIBITS

 EXHIBITS                                                                  PAGE
 --------                                                                  ----
   (4.0)  Form of Certificate for Shares of Common Stock (incorporated herein by reference to Form S-3 of the registrant,
          Registration Statement No. 33-62460, Exhibit (4.2)).
   (4.1)  Rights Agreement, dated as of February 10, 1988 between Alco
          Standard Corporation and National City Bank, filed on February
          11, 1988 as Exhibit 1 to Alco Standard Corporation's
          Registration Statement on Form 8-A, is incorporated herein by reference.
     (5)  Opinion of Ballard Spahr Andrews & Ingersoll as to the
          validity of the securities.
    (23)  Consent of Ernst & Young, Independent Auditors.
  (23.1)  Consent of Ballard Spahr Andrews & Ingersoll (contained in the opinion filed as Exhibit (5) to this Registration Statement).
    (24)  Powers of Attorney.
  (24.1)  Certified resolution regarding Powers of Attorney.